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                                                                       EXHIBIT 2

                         Waiver of Certain Voting Rights
                                       for
                                 Preferred Stock

         THIS WAIVER OF CERTAIN VOTING RIGHTS FOR PREFERRED STOCK ("Waiver") is
                                                                    ------
entered into as of April 25, 2002 by and between USDATA Corporation, a Delaware corporation (the "Corporation"), SCP Private Equity Partners II, L.P., a
                  -----------
Delaware limited partnership ("SCP"), Safeguard Delaware, Inc., a Delaware
                               ---
corporation ("Safeguard") and Safeguard 2000 Capital, L.P., a Delaware limited
              ---------
partnership ("Safeguard 2000").
              --------------

                                    RECITALS

         WHEREAS, SCP purchased and continues to hold all of the outstanding shares of Series C-1 Preferred Stock, par value $0.01 per share of the Corporation (the "Series C-1 Preferred Stock") and warrants to purchase shares
                  --------------------------
of Series C-2 Preferred Stock, par value $0.01 per share, of the Corporation (together with the Series C-1 Preferred Stock, the "Series C Preferred Stock")
                                                    ------------------------
that were issued by the Corporation pursuant to that certain Series C Preferred Stock Purchase Agreement, dated as of March 30, 2001, by and between the Corporation and SCP (the "Agreement");
                          ---------

         WHEREAS, Safeguard holds all of the outstanding shares of Series A Preferred Stock, par value $0.01 per share of the Corporation (the "Series A
                                                                    --------
Preferred Stock") and SCP, Safeguard and Safeguard 2000 hold all of the
---------------
outstanding shares of Series B Preferred Stock, par value $0.01 per share of the Corporation (the "Series B Preferred Stock" and together with the Series A
                  ------------------------
Preferred Stock and the Series C Preferred Stock, the "Preferred Stock");
                                                       ---------------

         WHEREAS, Section 6(c) of the Certificate of Amendment of USDATA Corporation Certificate of Designation for Series A Preferred Stock and Series B Preferred Stock (the "Series A and B Designation") provides for adjustments to
                      --------------------------
the Series A Conversion Price and the Series B Conversion Price (as defined in the Series A and B Designation) upon certain issuances of securities by the Corporation;

         WHEREAS, Section 6(c) of the Corporation's Certificate of Designation for Series C-1 Preferred Stock and Series C-2 Preferred Stock (the "Series C
                                                                    --------
Designation") provides for adjustments to the Conversion Price (as defined in
-----------
the Series C Designation) of the Series C Preferred Stock upon certain issuances of securities by the Corporation;

         WHEREAS, Section 5 of the Series A and B Designation and Section 5 of the Series C Designation provide that each holder of shares of Preferred Stock is entitled to the number of votes in matters submitted to the stockholders of the Corporation that are equal to the number of whole shares of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation into which
                                ------------
such holder's shares of the Preferred Stock could be converted;

         WHEREAS, the Common Stock is listed on the Nasdaq National Market of The Nasdaq Stock Market Inc. ("Nasdaq");
                               ------

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         WHEREAS, Nasdaq has raised an issue with respect to the impact of certain of the conversion provisions of the Series C Preferred Stock on the voting rights of the holders of the Series C Preferred Stock and the Corporation's other stockholders; and

         WHEREAS, the holders of Preferred Stock desire to execute this Waiver to provide for a limited waiver of voting rights with respect to the Preferred Stock to address the issue raised by Nasdaq.

                                     WAIVER

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         1.   Voting Rights Cap.  Notwithstanding the provisions of the Series A
              -----------------
and B Designation to the contrary, (a) in the event the Corporation issues Additional Shares of Common Stock (as defined in the Series A and B Designation) for consideration per share less than the then existing Series A Conversion Price (as defined in the Series A and B Designation) and such issuance causes the Series A Conversion Price to be reduced to a number that is less than $0.28 (as adjusted for any stock dividends, combinations splits or similar events) (the "Series A Threshold Price") solely due to such issuance, Safeguard and
      ------------------------
Safeguard 2000 agree to waive any voting rights they may receive as a result of such issuance that are in excess of the voting rights they would have received had the Series A Conversion Price instead been adjusted to equal the Series A Threshold Price; (b) in the event the Corporation issues Additional Shares of Common Stock (as defined in the Series A and B Designation) for consideration per share less than the then existing Series B Conversion Price (as defined in the Series A and B Designation) and such issuance causes the Series B Conversion Price to be reduced to a number that is less than $0.28 (as adjusted for any stock dividends, combinations splits or similar events) (the "Series B Threshold
                                                              ------------------
Price") solely due to such issuance, SCP, Safeguard and Safeguard 2000 agree to
-----
waive any voting rights they may receive as a result of such issuance that are in excess of the voting rights they would have received had the Series B Conversion Price instead been adjusted to equal the Series B Threshold Price;
(c) in the event the Corporation issues Additional Shares of Common Stock (as defined in the Series C Designation) for consideration per share less than the then existing Conversion Price and such issuance causes the Conversion Price to be reduced to a number that is less than $0.28 (as adjusted for any stock dividends, combinations splits or similar events) (the "Series C Threshold
                                                        ------------------
Price") solely due to such issuance, SCP agrees to waive any voting rights it
-----
may receive as a result of such issuance that are in excess of the voting rights it would have received had the Conversion Price instead been adjusted to equal the Series C Threshold Price.

         2.   Additional Preferred Holders.  Any person or entity who shall
              ----------------------------
acquire shares of the Series A Preferred Stock (either voluntarily or involuntarily, by operation of law or otherwise), shall be bound by the terms of this Waiver to the same extent as Safeguard and Safeguard 2000 and prior to the registration of transfer of any such shares on the books of the Corporation, any such transferee shall execute a counterpart to this Waiver agreeing to be bound by such provisions. Any person or entity who shall acquire shares of the Series B Preferred

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Stock (either voluntarily or involuntarily, by operation of law or otherwise), shall be bound by the terms of this Waiver to the same extent as SCP, Safeguard and Safeguard 2000 and prior to the registration of transfer of any such shares on the books of the Corporation, any such transferee shall execute a counterpart to this Waiver agreeing to be bound by such provisions. Any person or entity who shall acquire shares of the Series C Preferred Stock (either voluntarily or involuntarily, by operation of law or otherwise), shall be bound by the terms of this Waiver to the same extent as SCP and prior to the registration of transfer of any such shares on the books of the Corporation, any such transferee shall execute a counterpart to this Waiver agreeing to be bound by such provisions.

         3.   Governing Law.  The construction, validity and interpretation of
              -------------
this Waiver will be governed by the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

         4.   No Other Modification.  The parties confirm, acknowledge and
              ---------------------
accept the mutual agreements, terms and conditions set forth in the Agreement and the instruments, documents and agreements contemplated thereby, and hereby confirm, acknowledge and agree that the Agreement and the instruments, documents and agreements contemplated thereby shall continue in full force and effect, except to the extent expressly waived in this Waiver.

         5.   Limitation of Waiver.  This Waiver shall apply solely to the
              --------------------
voting rights of the Preferred Stock and shall automatically terminate with respect to any shares of Preferred Stock upon the conversion of such shares into Common Stock.

         6.   Counterparts.  This Waiver may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Waiver of Certain
Voting Rights for Preferred Stock as of the date first above written.

USDATA CORPORATION                      SCP PRIVATE EQUITY PARTNERS II, L.P.

By: /s/ Robert Merry                    By: SCP Private Equity II General
   ---------------------------
   Robert Merry, President and                Partner, L.P., Its General Partner
Chief Executive Officer                 By: SCP Private Equity II LLC,
                                              its Manager

                                        By: /s/ Winston J. Churchill
                                           --------------------------------
                                        Name:   Winston J. Churchill
                                             ------------------------------
                                        Title:  Manager
                                              -----------------------------

SAFEGUARD DELAWARE, INC.                SAFEGUARD 2000 CAPITAL, L.P.

By: /s/ N. Jeffrey Klauder              By: /s/ N. Jeffrey Klauder
   -------------------------------         --------------------------------
Name:   N. Jeffrey Klauder              Name:   N. Jeffrey Klauder
     -----------------------------           ------------------------------
Title:  Vice President                  Title:  Vice President
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